                                                                    Exhibit 10.9

                                    CONTRACT

No: MB-SHA2006003A                                   DATE: 2006/01/25
                                                       At: Xinyu, Jiangxi, China

THE BUYERS:                             THE SELLERS:

Jiangxi LDK Solar Hi-Tech Co., Ltd.     MEYER BURGER AG

Address:                                Address: Alte Bemstrasse 146,
High Technology Industrial                       3613 Steffisburg, Switzerland
Park, Xinyu City 215128,                         TEL: 0041-33-4390505
Jiangxi Province, P.R China                      FAX: 0041-33-4390510
TEL: 0088-512-65629698
FAX: 0086-512-65622785


This Frame Contract is made by and between the Buyers and the Sellers; whereby the Buyers agree to buy and the Sellers agree to sell the under-mentioned commodity according to the terms and conditions stipulated below:

1.

                                                       Unit Price
No.    Commodity, Specifications    Quantity        Total Amount(USD)
---   ---------------------------   --------   -------------------------------
Model DS264 Wire Saw                40SETS     According to market conditions
(details as per attachment)                    while actual order prices to be
                                               negotiated.

      TOTAL CIF SHANGHAI SEAPORT, SAY US DOLLARS TWENTY-TWO MILLION ONLY.

2.   Country of Origin and Manufacturers: Switzerland, Meyer Burger AG

3.

Packing: To be packed in strong wooden case(s), or in carton(s), suitable for long distance ocean transportation and to change of climate, well protected against moisture, shocks and rust. The Sellers shall be liable for any damage of the commodity and expenses incurred on account of improper packing and for any rust attributable to inadequate or improper protective measures taken by the Sellers in regard to the packing. One full set of service and operation instructions concerned shall be enclosed in the case(s).

4.

Shipping Mark:   The Sellers shall mark on each package with fadeless paint the package number, gross weight, net weight, measurement and the wordings: "KEEP AWAY FROM MOISTURE", "HANDLE WITH CARE", "THIS
                 SIDE UP", etc., and the shipping mark:

                                  MB-SHA2006003A
                               --------------------
                                 SHANGHAI, CHINA

5.   Time of shipment:                  According to attachment 2

6.   Port of Shipment:                  European Main Seaport


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7.   Port of Destination:               Shanghai Seaport

8.   Insurance:                         TO BE COVERED BY THE SELLER.

9.   Payment:                        1) Down Payment: 25% of each shipment value
                                        will be paid by the buyer to the seller
                                        via T/T 9 months before each shipment
                                        and confirmed by the Seller.


                                        The rest 65% of each shipment value
                                        shall be guaranteed by an irrevocable
                                        Letter of Credit issued by a primary
                                        Chinese Bank. The Letter of Credit shall be valid until the said total L/C value to be effected in favor of the beneficiary. Within 60 days before shipment, The Buyer will, at buyer's expense, establish in favor of Meyer Burger an irrevocable Letter of Credit in the value equal to 65% of each shipment value.

                                     2.1) 65% of each shipment shall be payable within 180 days after each shipment against presentation of shipping documents.

                                     3) 10% of each shipment value shall be
                                        payable via T/T within 30 days after
                                        acceptance certificate issued by the
                                        buyer.


10.  Documents:

(1) Full set of on board ocean bills of lading marked "Freight Prepaid" made out to order blank endorsed notifying the Buyer.

(2) Commercial Invoice in 5 copies indicating contract number, made out in details as per relative contract.

(3) Insurance Policy/Certificate in one original and two copies for 110% of the invoice value showing claims payable in China in currency of the draft, blank endorsed, covering All Risks.


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(4)  Packing list in 5 copies issued by the Manufacturers.

(5) Certificate of Quality and Quantity in 5 copies issued by the Manufacturers.

(6) Copy of fax to the Buyers advising particulars of shipment immediately after shipment is made.

(7)  Certificate of Origin issued by the manufacturer.

(8). Fumigation Certificate or certificate of Plant Quarantine issued by relative competent authority or Non-wooden packing declaration.

11.  Shipment:

     The Sellers shall ship the goods within the shipment time from factory to destination port. Partial shipment is allowed. Transshipment is allowed.

12.  Guarantee of Quality:

     The Sellers guarantee that the commodity hereof is made of the best materials with first class workmanship, brand new and unused, and complies in all respects with the quality and specification stipulated in this Contract. The guarantee period shall be 12 months counting from the date on which the acceptance certificate is issued or 15 months after the date of shipment, whichever comes first.

13.  Force Majeure:

     The Sellers shall not be held responsible for the delay in shipment or non-delivery of the goods due to Force Majeure, which might occur during the process of manufacturing or the course of loading or transit. The Sellers shall advice Buyers immediately of the occurrence mentioned above and within fourteen days thereafter, the Sellers shall send by air mail to the Buyers for their acceptance a certificate of the accident issued by the Competent Government Authorities where the accident occurs as evidence thereof. Seller's inability in obtaining export license shall not be considered as Force Majeure.

     Under such circumstances, the Sellers, however, are still under the obligation to take all necessary measures to hasten the delivery of the goods. In case the accident lasts for more than 10 weeks, the Buyers shall have right to cancel the Contract.

14.  Arbitration:

     All disputes arising from the contract or the execution of the contract shall be settled first between the buyer and seller in a friendly way. If the agreement can not be reached after friendly discussion, the disputes will be submitted to the China International Economics and Trade Arbitration Commission in Shanghai for arbitration. The arbitration will be carried out in accordance with the Commission's arbitration rules in effect at the time of arbitration. The arbitral award is final and binding upon both parties. The arbitration fees shall be borne by the losing party unless otherwise awarded by the Commission.


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15.  This contract is made in Chinese/English, and has the same validity. Two original ones of this contract will be held by the Buyer, the Seller respectively.

     Special Provision:

1. In case the buyer cancel the contract after signature of contract due to the buyer's reason, the buyer is liable for compensation to the Seller at the rate of 10% of the contract value. The payment will be made by the buyer within 15 days after cancellation of contract.

2. Unless buyer and seller have not signed official order, Seller will not reserve specific capacity. To reserve capacity and confirm specific capacity and deliveries, Seller shall receive the down payment at least 9 month prior shipment of first machine. The delivery schedule will be agreed separately in the official order.

The Buyers:                             The Sellers:


/s/ Xiaofeng Peng                       /s/ Huiwen Zhou
-------------------------------------   ----------------------------------------
2006.1.25

Attachments 1-4 an integral part of the contract of MB-SHA2006003A.

Attachment 1: Delivery plan
Attachment 2: Facility requirement/unit
Attachment 3: Unpacking, installation and commissioning
Attachment 4: Acceptance criteria


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Attachment 1 to contract MB-SHA2006003A

                                 DELIVERY PLAN

Total delivery 40 sets of DS 264:


Shipment

                    40 pc. Before end of Dec.     2008



TOTAL DELIVERY      40 PC. DS 264


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ATTACHMENT 2 TO CONTRACT MB-SHA2006003A

                        DS264 FACILITY REQUIREMENT/UNIT

MACHINE DIMENSION:
  Length/width/height (approx.):                      5180/4250/3467 mm
  Total weight of machine:                             approx. 16'500kg

ELECTRIC ENERGY
  Voltage/Frequency                                400V +/- 10%, 3 phase; 50Hz;
  Maximum power consumption:                       110 kW
  Electric supply must be stable during machine running.

COMPRESSED AIR
  Pressure:                                        6-8 bar
  Quantity:                                    approx 20 Nm(3)/h

AIR EXHAUST
  Quantity:                                      500 m(3)/h

COOLING WATER
  Cooling water quantity:   300l-500l/min (at a temp. of 19 degrees C)
  Temperature min./max.                          < 20 degrees C
  Pressure   min./max.                           2-5 bar
  (Between water supply and water return must be a pressure difference of at least 2 bar.)
  Cooling power:                                 110 KW

TEMPERATURE

  Environment temperature:                                20-25 degrees C
  Temperature fluctuation during a complete cut:           < 2 degrees C

INTERNET COMMUNICATION INTERFACE HAS TO BE AVAILABLE INSIDE THE WORKSHOP.

VARIES ON ABOVE REQUIREMENTS WILL INFLUENCE THE QUALITY OF THE MACHINE AND WARRANTY RELIABILITY.



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ATTACHMENT 3 TO CONTRACT MB-SHA2006003A


                   UNPACKING, INSTALLATION AND COMMISSIONING

The installation and commissioning must be ready within 3 weeks after shipment. Within two weeks after receipt of the buyer's written notice, Meyer Burger shall send engineer(s) to the buyer's site for installation, commissioning and acceptance test. The buyer guarantees that the equipment will only be unpacked with the presence of the seller unless it is required by the relevant Chinese authority. The buyer will inform the seller of the date of Customs clearance so that the seller can present in the unpacking if it happens. The buyer shall provide the local transportation, accommodation, working conditions, ingots and the consumable commodities for the installation, commissioning and the final acceptance test.


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ATTACHMENT 4 TO CONTRACT MB-SHA2006003A

                                   ACCEPTANCE

WIRE SAW DS264

The Wire Saw will be checked and tested according to the relevant standards.

1.   Material of acceptance test:

     125mmx125mm 156mmx156mm poly silicon

2. Target wafer thickness: 220 -240 um (Pitch distance will be specified in advance by the buyer 2 months before shipment)

3.   Acceptance criteria

     Wire thickness: dia0.14mm
     -95% TTV mean < or = 35 microns
     -Center thickness tolerance +/- 20 microns

6.   Conditions:
          - Room temperature requirements    20 degrees C

     Temperature fluctuations during complete out    < 2 degrees C

     Consumable and wear out items must be according to M+B specification

7.  Sampling and measuring system
              Sampling:
    First wafer measure: No. 20 from each ingot start.

    After this, the each 50th wafer up to the 20th wafer before ingot end
          - TTV Measurement: 5 point test

8. Once a test fails to meet the acceptance requirement, both parties will study together the reason and one or two tests will be carried as soon as possible.

9. After the acceptance test meets above standards, the acceptance certificate must be issued at once by the Buyer.


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